Application for shares

To: The directors
STAR FASHION CULTURE HOLDINGS LIMITED
Company No 402545
(the **Company**)

We

Full Name:	Xingji ZhanJie Limited
Address:	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands

apply for the allotment and issue to us of the following shares (**Shares**) in the capital of the Company.

Details of Shares to be allotted and issued:

Number of Shares:	**3,199,680**
Class of Shares:	**Class A Ordinary Share**
Amount payable per Share:	USD0.00001 per Share
Total payable:	USD31.9968 (**Consideration**)
Are the Shares to be issued fully paid?	**Yes**

If this application is successful, we agree to pay the Company on demand the sum of USD31.9968 payable as the Consideration.

Conditional upon the allotment to us of the Shares, we request and authorise the Company to enter our name in the Company's register of members as the holder of the Shares.

We confirm that we will hold the Shares on the terms of Company's articles of association. We also confirm that the address we have given will be our address recorded in the register of members and the address to which notices of meeting and other notices under the Company's articles of association are to be given.

Dated October 12, 2023

Signed for and on behalf of
Xingji ZhanJie Limited

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Signature

_______詹捷___________
Print name

_______Director__________
Title